Exhibit 10.1

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 11(a) HEREOF.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). SUCH REPRESENTATIVE MAY BE REACHED AT TELEPHONE NUMBER (844) 383-8689.

Mitesco, Inc.

Senior Secured 5% Original issue discount promissory Note

Issuance Date: ____________	Original Principal Amount: $______
Loan Amount: $______

FOR VALUE RECEIVED, Mitesco, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of _____________________________________, or its registered assigns (”Holder”) the amount set forth above as the Original Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), or upon acceleration or otherwise (in each case in accordance with the terms hereof). All cash payments on this Senior Secured 5% Original Issue Discount Promissory Note (this “Note”) when due and payable hereunder, shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Company to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Certain capitalized terms used herein are defined in Section 23.

This Note is secured by a first priority security interest and guaranteed by the Company’s Subsidiaries as set forth in Section 8.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and any other amounts payable hereunder. The Company may prepay any portion of the outstanding Principal at any time without penalty.

2. INTEREST. No interest shall accrue on the unpaid Principal balance of this Note unless and until an Event of Default has occurred. From and after the occurrence and during the continuance of any Event of Default, interest shall accrue hereunder at a rate equal to 15% per annum or, if less, the highest amount permitted by law (such interest upon an Event of Default shall be referred to as “Default Interest”), shall compound monthly based upon a 360-day year, and shall be due and payable on the first Business Day of each month during the continuance of such Event of Default (a “Default Interest Payment Date”). In the event that such Event of Default is subsequently cured and no other Event of Default then exists (including, without limitation, for the Company’s failure to pay such Default Interest on the applicable Default Interest Payment Date), the Default Interest shall cease to accrue hereunder as of the day immediately following the date of such cure; provided that the Default Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3. EVENTS OF DEFAULT. If any of the following shall occur (each an “Event of Default”):

(a) the Company fails to pay, when due, all or any part of any Principal or any other payment required to be made hereunder;

(b) any default under or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries including with respect to this Note or any Other Note;

(c) the breach by the Company or any Subsidiary of any representation or warranty, covenant or other provision of this Note;

(d) the occurrence of any Material Adverse Effect;

(e) any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for the relief of debtors shall be instituted against the Company or any Subsidiary and, such proceeding is not dismissed within 30 days of its initiation;

(f) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a foreclosure sale or any other similar action under federal, state or foreign law;

(g) one or more final judgments or orders for the payment of money aggregating in excess of $50,000 including any equivalent concepts under any foreign laws (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and/or any of its Subsidiaries, that is not dismissed or stayed within a number of days that under the applicable laws of the state or country in which a governmental authority took the action referred to in this Section 3(g) prohibit execution of the judgment or seizing of property;

(h) the Company fails to comply with the reporting requirements of the 1934 Act (including but not limited to becoming delinquent in the filing of any report required to be filed under the 1934 Act including any extension permitted by Rule 12b-25 under the 1934 Act) or ceases to be subject to the reporting requirements of the 1934 Act. For avoidance of doubt, a failure to timely file any 1934 Act report shall be deemed to be an Event of Default hereunder;

(i) the Company files a Form 8-K or other SEC Report with the SEC disclosing that it intends to restate any financial statements it previously filed with the SEC or it restates any financial statements it previously filed with the SEC;

(j) the Company’s Common Stock ceases to be quoted or listed on the Trading Market (other than as a result of a listing on a national securities exchange operated by the New York Stock Exchange or the The Nasdaq Stock market or quotation on the OTCQB or OTCQX, or any successor, which occurs contemporaneously therewith), a delisting or removal or suspension of trading of the Common Stock by the Trading Market is otherwise threatened or reasonably likely to occur as evidenced by a writing issued by the Trading Market; or

(k) the Company consummates a “going private” transaction and as a result its Common Stock is no longer registered under Section 12(g) or 12(b) of the 1934 Act.

then, the Holder may (i) declare all outstanding Principal hereof and all other sums payable hereunder to be immediately due and payable, whereupon the sum of (x) the outstanding Principal of this Note and (y) any other amounts outstanding hereunder shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and/or hereunder.

4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation or bylaws, in each case as amended and as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

5. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holder that, as of the date hereof:

(a) Organization and Qualification. The Company and each Subsidiary is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company and each Subsidiary is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). Other than as set forth on Exhibit 21.1 filed with the Registration Statement (as defined below), the Company has no Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Note and to issue this Note in accordance with the terms hereof and thereof. The execution and delivery of this Note by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of this Note) have been duly authorized by the Company’s board of directors, and (other than the filing with the SEC of a Form D and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Note has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) No Conflict. This Note and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law to which the Company or a Subsidiary is subject (including federal and state securities laws).

(d) Issuance of Note. The issuance of this Note is duly authorized and upon issuance in accordance with its terms, this Note shall be validly issued, fully paid and non-assessable and free from all Liens with respect to the issuance thereof. The offer and issuance by the Company of this Note is exempt from registration under the 1933 Act.

7. COVENANTS. Until all obligations under this Note have been fully paid or otherwise satisfied by the Company in accordance with their terms:

(a) Rank. All payments due under this Note shall rank (i) pari passu with the Other Notes, any Subsequent Notes and the Permitted Indebtedness and any other obligations which are set forth on Schedule 7(a)(i), (ii) junior to Permitted Indebtedness set forth on Schedule 7(a)(ii), and (iii) senior to all other Indebtedness and obligations, of the Company and its Subsidiaries.

(b) Disclosure of Transaction and Other Material Information. The Company shall, on or before 9:00 a.m., Miami, Florida time, on or prior to the first (1st) Business Day after the date of this Note, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of Note, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Note or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise (other than in the exhibit of this Agreement attached to the 8-K Filing). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(c) Cash Fee. Within one (1) Business Day following the occurrence of the first Event of Default, Change of Control, Fundamental Transaction or Bankruptcy Triggering Event following the Issuance Date, the Company shall pay to the Holder an amount in cash equal to (i) the then-current stated value of any shares of the Company’s preferred stock held by the Holder and (ii) the aggregate Principal balance, accrued and unpaid interest and any other amounts outstanding under this Note and any other promissory notes or similar instruments held by, or other Indebtedness owed to, the Holder.

(d) Certain Negative Covenants. While this Note remains outstanding, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(i) incur, or guarantee, assume, or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(ii) redeem, defease, repurchase, repay, or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions, or otherwise), all or any portion of any Indebtedness (other than this Note, the Other Notes and any Subsequent Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(iii) declare or pay any cash dividend or distribution on any capital stock or other equity interest of the Company or of its Subsidiaries other than wholly-owned Subsidiaries;

(iv) make any change in the nature of its business as described in the Company’s most recent Annual Report filed on Form 10-K with the SEC or modify its corporate structure or purpose; or

(v) encumber, license, or otherwise allow any Liens on any intellectual property rights, including, without limitation, any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Liens in connection with Permitted Indebtedness which are set forth on Schedule 7(d);

(vi) enter into, renew, extend, or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, license, transfer, or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate; or

(vii) enter into any agreement or arrangement which contemplates or provides for any of the foregoing.

(e) Certain Affirmative Covenants. While this Note remains outstanding, the Company shall, and the Company shall cause each Subsidiary to:

(i) cause the Common Stock to be quoted on the OTCQB within 30 days of the Issuance Date;

(ii) maintain and preserve its existence, rights, and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(iii) maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

(iv) take all action necessary or advisable to maintain all of the intellectual property rights that is necessary or material to the conduct of its business in full force and effect;

(v) maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and

(vi) promptly, but in any event within one (1) Business Day, notify the Holder and the holders of the Other Notes in writing whenever an Event of Default occurs, and simultaneously with the delivery of such notice to the Holder and the holders of the Other Notes, file a Current Report on Form 8-K with the SEC to state such fact.

8. SECURITY INTEREST; SUBSIDIARY GUARANTEE.

(a) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the obligations evidenced by this Note, the Company and each Subsidiary, hereby pledges and grants to the Holder, for its benefit as a secured party hereunder, a Lien on and security interest in and to all of the Company’s and each such Subsidiary’s right, title and interest in and to all of the properties and assets of the Company and each of its Subsidiaries, whether now owned by the Company or any Subsidiary or hereafter acquired and whether now existing or hereafter coming into existence and wherever located and of every kind, nature and description, whether tangible or intangible.

(b) The Company shall (a) cause each of its Subsidiaries to sign a Guaranty of this Note in the form acceptable to the Holder under which each such Subsidiary shall grant the Holder a security interest equal to that granted by the Company , (b) pledge and grant to the Holder a Lien on and security interest in and to all of such Subsidiary’s right, title and interest in and to all properties and assets whether now owned or later acquired as collateral securing the obligations under this Note, and (c) guarantee the Company’s payment and performance of obligations under this Note, as set forth in this Section 8.

9. EVENT OF DEFAULT CONVERSION RIGHTS.

(a) Conversion Right; Exchange Right. If an Event of Default occurs and while any Event of Default is continuing without cure (if capable of being cured), the Holder may, at its election by providing written notice to the Company, convert or exchange the Principal balance and all accrued and unpaid interest and other amounts due or payable under this Note (or any portion or portions thereof at such time or times as the Holder so elects) (as applicable, the “Note Amount”) into: (i) a number of shares of Common Stock determined by dividing the applicable Note Amount by the average of the daily VWAPs for the five Business Days immediately preceding the date of such notice, or (ii) a number of shares of preferred stock of the Company determined by dividing the applicable Note Amount by the stated value per share of such preferred stock. The Company covenants and agrees to take all action reasonably necessary to carry out its obligations under this Section 9.

(b) Beneficial Ownership Limitation. Notwithstanding anything to the contrary, this Note shall not be convertible by such Holder, and the Company shall not effect any conversion of this Note, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Note Amount or any portion thereof held shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert this Note, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 9(a) shall have any effect on the applicability of the provisions of this Section 9(a) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 9(a), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 9(a) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 9(a) to correct this Section 9(a) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 9(a) shall apply to a successor holder of this Note. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder.

10. TRANSFER OR RESALE. The Holder understands that: (i) this Note has not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that this Note to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with an opinion of counsel reasonably acceptable to the Company that this Note can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of this Note made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of this Note under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register this Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, this Note may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by this Note and such pledge of this Note shall not be deemed to be a transfer, sale or assignment of this Note hereunder, and the Holder effecting a pledge of this Note shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Note, including, without limitation, this Section 8.

11. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 11(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 11(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following repayment of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 11(d)) representing the outstanding Principal. In no event shall the Holder be required to issue a bond or other security.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 11(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 11(a) or Section 11(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall only become effective upon the physical surrender to the Company of the Note being exchanged for such new Note.

12. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, redemptions and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

13. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

14. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15. NOTICES; PAYMENTS.

(a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Mitesco, Inc.

505 Beachland Blvd

Suite 1-377

Vero Beach, FL 32963

Attention: Mack Leath

E-Mail: CEO@mitescoinc.com

With a copy to (for informational purposes only and shall not constitute notice):

Joel D. Mayersohn, Member

Dickinson Wright, PLLC

350 East Las Olas Blvd

Suite 1750

Ft. Lauderdale FL 33301

Phone 954-991-5426

Fax 844-670-6009

Email: JMayersohn@dickinsonwright.com

If to the Holder:

Attention:

E-Mail:

With a copy (for informational purposes only and which shall not constitute notice hereunder) to:

______________________

______________________

______________________

Telephone: _____________

Attention: ______________

E-Mail: ________________

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(b) Payments. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

16. CANCELLATION. After all Principal and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

17. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

18. Governing Law; Exclusive Jurisdiction; Attorneys’ Fees, Costs, and Expenses.

(a) Governing Law. This Note and all disputes, claims, defenses, liabilities, obligations, rights, and remedies, whether based on contract, statute, tort, or otherwise, and all other matters arising out of, in connection with, or relating in any way to (i) this Note, (ii) the transactions contemplated by this Note, or (iii) any matters in connection therewith, shall be governed, controlled, and determined by the internal laws of the State of Nevada, without regard to conflicts of law principles or considerations. Without limiting the generality of the foregoing, this Note shall be governed by, construed, defined by, and enforced in accordance with the internal laws of the State of Nevada, without regard to conflict of law principles or considerations. Further, and without limitation, the internal laws of the State of Nevada, without regard to conflict of law principles or considerations shall govern and apply to all matters regarding the interpretation, validity, enforcement, or enforceability of this Note and the transactions contemplated hereby. For the purposes of this provision, this Note and the transactions contemplated hereby shall be deemed to have been entered into and effected in the State of Nevada.

(b) Exclusive Jurisdiction: Any action, suit or proceeding (as applicable, an “Action”) arising in whole or in part out of, in connection with, or relating in any way to (i) this Note, (ii) the transactions contemplated by this Note, or (iii) any matters in connection therewith, or any Action in which the dispute, or any claims or defenses asserted, or which could by asserted in such Action, are within the scope of the governing law provision above (the “Exclusive Action(s)”). The Exclusive Action(s) shall be commenced exclusively in the state or federal courts located in Miami, Florida. Each party hereby irrevocably submits and consents to the exclusive jurisdiction of the state and federal courts located in Miami, Florida for the adjudication of the Exclusive Action(s), and hereby irrevocably waives, and agrees not to assert in any Exclusive Action(s) brought or maintained in the state or federal courts located in Miami, Florida (i) any claim that it is not personally subject to the jurisdiction of such court, (ii) that such Action was brought in an improper or inconvenient venue, or (iii) that the Action should be dismissed or transferred to another court or venue. Each party hereby irrevocably waives personal service of process for such Exclusive Action(s) and consents to process being served in any such Exclusive Action(s) as provided herein. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c) Application of Governing Law and Exclusive Jurisdiction to Related Parties. The governing law and exclusive jurisdiction provisions herein shall apply, whether the Action is brought by or against a party hereto, or by or against such party’s respective affiliates, parents, subsidiaries, directors, officers, shareholders, partners, managers, members, trustees, beneficiaries, owners, employees, contractors, representatives, attorneys, accountants, insurers, or agents.

(d) Attorneys’ Fees, Costs, and Expenses. In any Action in which a party seeks to enforce any provision of this Note, then, in addition to the obligations of the Company hereunder, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and litigation of such Action.

(e) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(f) Application to Prior Notes. With respect to all promissory notes and other instruments evidencing Indebtedness which are held by the Holder as of the Issuance Date (the “Prior Notes”), the governing law, jurisdiction and venue provisions of such Prior Notes are hereby amended, superseded and replaced with this Section 18, and the parties agree that this Section 18, including without limitation the application of the internal laws of the State of Nevada as provided herein, shall apply to all Prior Notes by virtue of this Section 18(f).

19. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

20. NO USURY. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action that may be brought by the Holder in order to enforce any right or remedy under this Note. In furtherance of this agreement and covenant, the Company shall not take any position that any laws of any state of the United States relating to usury are applicable. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to Indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election. The Company acknowledges that usury is not a concept that applies under the laws of the State of Nevada.

21. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

22. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Bankruptcy Trigger Event” means the occurrence of an event described under Sections 3(e), 3(f) or 3(g) of this Note.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Miami, Florida are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in Miami, Florida generally are open for use by customers on such day.

(f) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, or (iv) any merger, acquisition or other similar transaction in which holders of the Company’s voting power immediately prior to such merger, acquisition or other similar transaction, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) immediately after such merger, acquisition or other similar transaction.

(g) “Common Stock” means the Company’s shares of common stock, $0.01 par value per share.

(h) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(i) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(j) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(k) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(l) “Issuance Date” means the Issuance Date of this Note as set forth on the first page hereof.

(m) “Liens” means any preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances.

(n) “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of this Note.

(o) “Maturity Date” means the one-year anniversary of the Issuance Date.

(p) “Other Notes” means the other notes issued to other holders on the Issuance Date hereof in the aggregate principal amount of $25,000 with AJB having the terms as noted in the copy previously provided. There are also other notes and indebtedness as detailed in the Form 10k, Form S-1 and Form 10q filed with the SEC.

(q) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness evidenced by any Subsequent Notes, and (iii) Indebtedness set forth on Schedule 7(a).

(r) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(s) “Registration Statement” means the registration statement on Form S-1 filed by the Company with the SEC on April 18, 2025, as amended.

(t) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(u) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(v) “Subsidiaries” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(w) “Subsequent Notes” means any promissory notes issued to other holders following the Issuance Date hereof and having substantially identical terms as the terms hereof, provided that (i) any such note, individually, shall have been acquired by such holder for a purchase price of at least $500,000, and (ii) the total combined aggregate principal amount of such notes does not exceed $2,000,000.

(x) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the NYSE American, the New York Stock Exchange, OTCQB, the OTCQX or the Pink Open Market, (or any successors to any of the foregoing).

(y) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than OTCQB, the OTCQX or the Pink Open Market (or any successors), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Business Day from 9:30 a.m. (New York, N.Y. time) to 4:02 p.m. (New York, N.Y. time)), (b) if the Common Stock is then quoted on OTCQB or OTCQX (or any successor), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is then quoted for trading on the Pink Open Market (or any successor) or if the Common Stock is not then quoted for trading on a Trading Market and prices for the Common Stock are then reported in the Pink Open Market (or any successor) operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

22. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Mitesco, Inc.

By:
Name:	Mack Leath
Title:	CEO

Agreed and Accepted:

By:
Name:
Title: